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                                                                      Exhibit 10
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                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

To the Board of Directors and Stockholder of Federal Kemper Life Assurance Company and Contract Owners of contracts that participate in the FKLA Variable Annuity Separate Account:

We hereby consent to the use in this Pre-Effective Amendment No. 1 (File Nos. 333-106150 and 811-21372) to the registration statement on Form N-4 (the "Registration Statement") of our reports dated March 21, 2003 and March 22, 2002, relating to the statutory financial statements of Federal Kemper Life Assurance Company, which are incorporated by reference into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Chicago, IL

December 4, 2003